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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                            SCHEDULE 14C INFORMATION


               Information Statement Pursuant to Section 14(c)
                   of the Securities Exchange Act of 1934


Check the appropriate box:


[ ] Preliminary Information Statement

[ ]  Confidential, for Use of Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement


               NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION
               -----------------------------------------------
               (Name of registrant as specified in its charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction
    applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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                 NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION
                            1315 Greg Street, Suite 103
                              Sparks, Nevada  89431


                             INFORMATION STATEMENT


    This Information Statement is furnished to the holders of the common stock, par value $.01 per share (the "Common Stock"), of National Medical Financial Services Corporation, a Nevada corporation (the "Company"), to seek consent from them as to certain action to be taken by the Company.

    The Board of Directors of the Company has approved a one-for-ten reverse split of Common Stock (the "Reverse Split") and is seeking the consent of the holders of Common Stock to approve the Reverse Split. Since certain stockholders may hold numbers of shares not evenly divided by ten, it is anticipated that fractional shares of Common Stock will result.
    Following the Reverse Split, rather than issue fractional shares or pay cash to such persons otherwise entitled to receive fractional shares, the Company will round up to the nearest whole share of Common Stock held by each stockholder. Under Nevada law, the affirmative vote of a majority of the voting power is required to approve the amendment to the Company's Certificate of Incorporation (the "Amendment") that will be filed in connection with the Reverse Split. The Company is seeking written consents from all of its stockholders.

                 WE ARE ASKING YOU FOR A CONSENT OR PROXY AND
                YOU ARE REQUESTED TO SEND US A CONSENT OR PROXY

    This Information Statement is being mailed on or about January 13, 1998.
The Company intends to take all necessary action to consummate the Reverse Split on or after February 10, 1998 (the "Effective Date").

    On January 6, 1998, the closing price of the Company's Common Stock on the Nasdaq National Market was $0.22.

    VOTING SECURITIES

    The close of business on December 31, 1997, has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to execute written consents to authorize the Reverse Split. The securities entitled to consent to the Reverse Split consist of shares of Common Stock. Each share of Common Stock entitles its owner to one vote. Common Stock is the only outstanding class of the Company's voting securities. The Company's Certificate of Incorporation grants to the Board of

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Directors the discretion to issue preferred stock in series, with various rights, preferences and privileges, including, among others, voting rights. No shares of preferred stock are presently outstanding.

    The following table sets forth, as of the Record Date, the number of shares and percentage of the outstanding Common Stock beneficially owned by each person known by the Company who (i) owns more than 5% of the outstanding Common Stock or (ii) is a director or executive officer of the Company:


Name and Address of
Beneficial Owner (1)(2)            Number              Percent
-----------------------            ------              -------
Douglas R. Colkitt, M.D. (3)       9,656,289            48.2%
Eric Robinson (4)                    100,000             *
Robert W. Horner, Jr. (5)             46,017             *
Jude J. Spak (6)                     244,000             1.6%
Richard L. Flickinger (6)            200,000             1.3%
Robert M. Colkitt (6)                200,000             1.3%
Alan H.L. Carr-Locke (7)           3,639,891            20.8%

All directors and officers
 as a group (6 persons) (8)       10,446,308            50.3%

---------------------
*   Less than 1.0%.

(1) Except as otherwise set forth, the address of all such beneficial owners is in care of the Company at 1315 Greg Street, Suite 103, Sparks, Nevada 89431.


(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing beneficial ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Includes 400,000 shares held in escrow. Includes currently exercisable options to purchase 150,000 shares of Common Stock at an exercise price of $2.72 per share. Includes currently exercisable Chairman's Warrants to purchase 4,500,000 shares of Common Stock, including 1,500,000 shares of Common Stock at an exercise price of $7.50

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   per share expiring August 2, 1998, 1,500,000 shares of Common Stock at an exercise price of $10.00 per share expiring on August 2, 2000 and 1,500,000 shares of Common Stock at an exercise price of $12.50 per share expiring on August 2, 2002.

(4) Includes currently exercisable options to purchase 100,000 shares of Common Stock at an exercise price of $.64 per share.

(5) Includes currently exercisable options to purchase 40,000 shares of Common Stock at $2.72 per share.

(6) Includes currently exercisable options to purchase 200,000 shares of Common Stock at $2.72 per share.

(7) Based upon the latest information available to the Company. Includes currently exercisable options to purchase 46,376 shares of Common Stock at an exercise price of $4.74 per share and options to purchase 53,624 shares of Common Stock at an exercise price of $4.31 per share. Includes currently exercisable options to purchase 1,041,666 shares of Common Stock at an exercise price of $2.25 per share. Includes currently exercisable Chairman's Warrants to purchase 1,500,000 shares of Common Stock, including 500,000 shares of Common Stock at an exercise price of $7.50 per share expiring August 2, 1998, 500,000 shares of Common Stock at an exercise price of $10.00 per share expiring on August 2, 2000 and 500,000 shares of Common Stock at an exercise price of $12.50 per share expiring on August 2, 2002.

    EFFECT OF THE REVERSE SPLIT

    The effect of the Reverse Split is that each share of Common Stock held by each stockholder on the Record Date (or by any transferee thereof) is reclassified and changed into one-tenth of one share of Common Stock (rounded up to the nearest whole share). Each stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged.

    Each share of Common Stock will continue to entitle its owner to one vote, and its par value will remain at $.01 per share. Consummation of the Reverse Split will not alter the number of authorized shares of the Company's capital stock, which will remain at 40,000,000 shares. From and after the Effective Date, the amount of capital represented by the shares of Common Stock into which and for which the shares of Common Stock are reclassified pursuant to the Reverse Split shall be the same as the amount of capital represented by the shares of Common Stock so reclassified.

    The Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. The Reverse Split will not

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materially affect any stockholder's proportionate equity interest in the
Company or the relative rights, preferences, privileges or priorities of any stockholder. In addition, pursuant to the terms of the Company's stock option plans, the number of shares issuable upon exercise of outstanding options, and the exercise price per share, will be proportionately adjusted.

     The following table illustrates the principal effects of the Reverse Split on the Company's Common Stock based on the Common Stock authorized, issued and outstanding as of December 31, 1997:

                           Prior to the            After the
Number of Shares           Reverse Split            Reverse
                                                     Split
----------------           --------------        --------------
Authorized                   40,000,000            40,000,000

Issued and outstanding       15,399,316             1,539,931*

Available for issuance       24,600,684            38,460,068*

* May vary based on rounding.

    The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, as a result, the Company is subject to the periodic reporting and other requirements of the 1934 Act. The Reverse Split will not affect the registration of the Common Stock under the 1934 Act.

    The Company's stockholders are not entitled to dissenters' rights of appraisal with respect to the Amendment to effect the Reverse Split.

    REASONS FOR THE REVERSE SPLIT

    The Board believes the Reverse Split is desirable for several reasons. The Reverse Split should enhance the acceptability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Split is expected to increase the per share market price of the Common Stock, although there can be no assurance to that effect. The Board also believes that the Reverse Split will result in a broader market for the Common Stock than that which currently exists. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of these policies and practices pertain to the payment of broker's commissions and to time-consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also

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tends to have an adverse impact upon holders of lower priced stocks because the brokerage commission on a sale of lower priced stocks generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The Reverse Split may result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and procedures of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock.
 The expected increased price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Effective Date.

     However, there can be no assurance that any or all of these effects will occur including, without limitation, that the per share market price of the Common Stock after the Effective Date will be ten times the market price per share of the Common Stock before the Reverse Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Stockholders should note that the Board cannot predict what effect the Reverse Split will have on the market price of the Common Stock.

    IMPLEMENTATION OF THE REVERSE SPLIT

    The Reverse Split will be formally implemented by filing an amendment to the Certificate of Incorporation of the Company, with the Secretary of State of the State of Nevada (the "Amendment"). The Amendment will add the following paragraph as a new paragraph of Article FOURTH of the Company's Certificate of
Incorporation:

         "Each share of Common Stock issued and outstanding as of the close of business on December 31, 1997 (the "Record Date") shall automatically and without any action on the part of the holder thereof be reclassified as, and changed into, one-tenth (1/10) of a share of Common Stock (rounded up to the nearest whole share). Such reclassification and change shall not change the par value per share of the Common Stock, which par value shall remain $.01 per share, nor the number of authorized shares of Common Stock, which shall remain 40,000,000 shares."

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CERTIFICATES AND FRACTIONAL SHARES

    If the requisite consents are received, the Reverse Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates that certificates issued prior the Effective Date are physically surrendered for certificates representing the number of shares of Common Stock such stockholders are entitled to receive as a consequence of the Reverse Split. The certificates outstanding on the Effective Date will be deemed to represent, after the Effective Date, one-tenth of the face amount of shares stated on such certificates (rounded up to the nearest whole share), as a result of the Reverse Split.

    New certificates of Common Stock will be issued in due course as old certificates are tendered to American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005 (the "Exchange Agent"). Each holder of a certificate which immediately prior to the Effective Date represented outstanding shares of Common Stock (the "Old Certificate") shall be entitled to receive, upon surrender of such Old Certificate to the Exchange Agent for cancellation, a certificate (the "New Certificate") representing the number of shares of Common Stock formerly represented by such Old Certificate so surrendered and reclassified pursuant to the Reverse Split. No fractional shares of Common Stock will be issued and, in lieu thereof, stockholders holding a number of shares of Common Stock not evenly divisible by ten, and stockholders holding less than ten shares of Common Stock prior to the Effective Date, upon surrender of their old certificates, will receive one additional share of Common Stock in lieu of fractional shares of Common Stock. If more than one Old Certificate is surrendered at one time for the account of the same stockholder, the number of shares of Common Stock for which a New Certificate shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. From and after the Effective Date, any Old Certificate shall represent only the right to receive a New Certificate pursuant to the provisions hereof. No New Certificate will be issued to a stockholder until such stockholder has surrendered the Old Certificate.

     No service charges will be payable by holders of shares of Common Stock in connection with the exchange of certificates, all expenses of which will be borne by the Company. However, if a transfer of ownership is requested in connection with the exchange of certificates, a fee may be charged.

    NUMBER OF HOLDERS

    The Company's stockholder list indicates that a portion of the outstanding Common Stock is registered in the names of clearing agencies and broker nominees. It is, therefore, not possible to

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predict with certainty the number of fractional shares and the total number of additional whole shares of Common Stock that the Company will be required to issue for fractional share interests. However, it is not anticipated that the number of new shares of Common Stock to effect the cancellation of fractional shares will exceed 1,500 shares of Common Stock.

    As of December 31, 1997, there were approximately 125 record holders and 1,000 beneficial owners of the Common Stock. The Company does not presently intend to seek, either before or after the Reverse Split, any change in the Company's status as a reporting company for federal securities law purposes.

    FEDERAL INCOME TAX CONSEQUENCES

    The receipt of Common Stock in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of Common Stock received as a result of the Reverse Split will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For tax purposes, the holding period of the shares immediately prior to the Effective Date will be included in the holding period of the Common Stock received as a result of the Reverse Split.

             THE FEDERAL INCOME TAX DISCUSSION WITH RESPECT TO THE
          REVERSE SPLIT SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL
        INFORMATION ONLY.  ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR
        OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX
          CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE
                                 REVERSE SPLIT.


    EFFECTIVENESS

    In accordance with Nevada law, at any time prior to the filing of the Amendment, the Board of Directors may, in its sole discretion, abandon the proposed amendment without any further action by stockholders.

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                                   FORM OF CONSENT


The undersigned, being the owner of the shares of National Medical Financial Services Corporation, as set forth herein, hereby:

                   Consents            _____
                   Does not consent    _____

to the approval of the one-for-ten reverse stock split of the common stock of National Medical Financial Services Corporation, as more specifically described in the Information Statement dated January 13, 1998.

         Signed
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         Dated
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